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As filed with the Securities and Exchange Commission on February 15, 2002.

Registration No. 333-81514

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
To

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GIVEN IMAGING LTD.

(Exact Name of Registrant as Specified in its Charter)

State of Israel (State or Other Jurisdiction of Incorporation or Organization)	3845 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification No.)

Given Imaging Ltd.
2 Ha'Carmel Street
Yoqneam 20692
Israel
(011) 972-4-909-7777
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Mark G. Gilreath
Given Imaging, Inc.
Oakbrook Technology Center
5555 Oakbrook Parkway, No. 355
Norcross, GA 30093
(770) 662-0870
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of Communications to:

Edward R. Neaher, Jr., Esq. White & Case LLP 601 Thirteenth Street, N.W. Suite 600 South Washington, D.C. 20005 Tel: (202) 626-3600 Fax: (202) 639-9355	Michael Zellermayer, Adv. Zellermayer, Pelossof & Co., Advocates Rubenstein House 20 Lincoln Street Tel Aviv 67134 Israel Tel: (011) 972-3-625-5555 Fax: (011) 972-3-625-5500	John R. Utzschneider, Esq. Barry N. Hurwitz, Esq. Bingham Dana LLP 150 Federal Street Boston, MA 02110 Tel: (617) 951-8852 Fax: (617) 651-8736	Clifford M. J. Felig, Adv. Meitar, Liquornik, Geva & Co. 16 Abba Hillel Silver Road Ramat Gan 52506 Israel Tel: (011) 972-3-610-3100 Fax: (011) 972-3-610-3111

Approximate date of commencement of proposed sale to the public:
As soon as practicable after effectiveness of this registration statement.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box./ /

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering./ /

      If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, check the following box./ /

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        This Amendment is filed solely to file the exhibit indicated in Item 16 of Part II. No change is made to the Preliminary Prospectus constituting Part I of the Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors, Officers and Employees

        An Israeli company may indemnify an office holder in respect of certain liabilities either in advance of an event or following an event provided a provision authorizing such indemnification is inserted in its articles of association. Our articles of association contain such an authorization. An undertaking by an Israeli company to indemnify an office holder must be limited to foreseeable liabilities and reasonable amounts determined by the board of directors. A company may indemnify an office holder against the following liabilities incurred for acts performed as an office holder:

  •
  a financial liability imposed on him or her in favor of another person pursuant to a judgment, settlement or arbitrator's award approved by court; and
  •
  reasonable litigation expenses, including attorneys' fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf or by a third party, in connection with criminal proceedings in which the office holder was acquitted or as a result of a conviction for a crime that does not require proof of criminal intent.

        An Israeli company may insure an office holder against the following liabilities incurred for acts performed as an office holder:

  •
  a breach of duty of loyalty to the company, to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;
  •
  a breach of duty of care to the company or to a third party; and
  •
  a financial liability imposed on the office holder in favor of a third party.

        An Israeli company may not indemnify or insure an office holder against any of the following:

  •
  a breach of duty of loyalty, except to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;
  •
  a breach of duty of care committed intentionally or recklessly;
  •
  an act or omission committed with intent to derive illegal personal benefit; or
  •
  a fine levied against the office holder.

        Under the Companies Law indemnification and insurance of office holders must be approved by our audit committee and our board of directors and, in respect of our directors, by our shareholders.

        Our articles of association allow us to exculpate, indemnify and insure our office holders to the fullest extent permitted by the Companies Law. Our office holders are currently covered by a directors and officers' liability insurance policy, which covers the period from April 1998 to September 2004 and has an aggregate claim limit of $10.0 million. In addition, the policy provides an additional $20.0 million of coverage for a 12-month period which began upon the closing of our initial public offering on October 10, 2001. As of the date of this offering, no claims for directors and officers' liability insurance have been filed under this policy.

        We have entered into agreements with each of our office holders undertaking to exculpate, indemnify and insure them to the fullest extent permitted by law, including with respect to liabilities resulting from this offering. This indemnification is limited to events and amounts determined as foreseeable by the board of directors, and the insurance is subject to our discretion depending on its availability, effectiveness and cost. In the opinion of the U.S. Securities and Exchange Commission, however, indemnification of directors and office holders for liabilities arising under the Securities Act is against public policy and therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

        The following is a summary of transactions during the proceeding three fiscal years involving sales of our securities that were not registered under the Securities Act. Share data prior to October 10, 2001, does not reflect a three-for-five share consolidation of our ordinary shares that was effected on that date:

        (a)  In March 1998, we issued 899,800 ordinary shares to RDC Rafael Development Corporation in consideration for their par value.

        (b)  In April 1998, we issued 50,000 ordinary shares to Thermo Electron Corporation for an aggregate cash purchase price of $300,000 representing a price of $6.00 per share. We also issued to Thermo Electron Corporation (1) an option exercisable within six months of the option's issuance to purchase ordinary shares representing 10% of our issued and outstanding ordinary shares after the exercise of the option for an aggregate exercise price of $375,000 subject to adjustment in certain circumstances, and (2) an option to purchase ordinary shares representing 5% of our issued and outstanding ordinary shares after the exercise of the option exercisable prior to the earlier of (x) five years after the option's issuance for an aggregate exercise price of $2.3 million, and (y) immediately prior to our initial public offering for an aggregate exercise price equal to the lower of $2.3 million or the initial public offering price multiplied by the number of shares purchased.

        (c)  In May 1998, we issued 50,000 ordinary shares to Discount Investment Corporation, PEC Israel Economic Corporation and Elron Electronic Industries for an aggregate cash exercise price of $300,000 representing a price of $6.00 per share. We also issued to each of Discount Investment Corporation, PEC Israel Economic Corporation and Elron Electronic Industries in equal parts (1) an option exercisable within six months of the option's issuance to purchase ordinary shares representing 10% of our issued and outstanding ordinary shares after the exercise of the option for an exercise price of $375,000 subject to adjustment in certain circumstances, and (2) an option to purchase ordinary shares representing 5% of our issued and outstanding ordinary shares after the exercise of the option exercisable prior to the earlier of (x) five years after the option's issuance for an aggregate exercise price of $2.3 million, and (y) immediately prior to our initial public offering for an aggregate exercise price equal to the lower of $2.3 million or the initial public offering price multiplied by the number of shares purchased.

        (d)  In September 1998, we issued 125,000 ordinary shares to Thermo Electron Corporation, Discount Investment Corporation, PEC Israel Economic Corporation and Elron Electronic Industries pursuant to the exercise of the options described in (b)(1) and (c)(1) above for a cash exercise price of $750,000 representing a price of $6.00 per share.

        (e)  In March 1999, we issued an aggregate of 65,699 ordinary shares to Trimaran Investment Trust for a cash purchase price of $500,000 representing a price of $7.61 per share. We also issued to the same investor an option to purchase ordinary shares representing 1.1% of our issued and outstanding ordinary shares after the option's exercise exercisable prior to the earlier of (1) April 1, 2003 for an aggregate exercise price of $495,000, and (2) immediately prior to our initial public offering for an aggregate exercise price equal to the lower of $495,000 or the initial public offering price multiplied by the number of shares purchased.

        (f)    In June 1999, we issued an aggregate of 270,096 ordinary shares to Discount Investment Corporation, PEC Israel Economic Corporation, DIC Finance and Management and Elron Electronic Industries for an aggregate cash purchase price of $2.1 million representing a price per share of $7.61.

        (g)  In June 1999, we issued 6,570 ordinary shares to an individual investor for a cash purchase price of $50,000 representing a price per share of $7.61.

        (h)  In March 2000, we issued 13,206,285 ordinary shares as a stock dividend as a rate of nine ordinary shares for each ordinary share held by each of our existing shareholders. The stock was issued in consideration for its par value of NIS 0.01 per share which was paid by capitalizing the premium on outstanding ordinary shares.

        (i)    In August 2000, we amended the options granted to Thermo Electron Corporation, Discount Investment Corporation, PEC Israel Economic Corporation and Elron Electronic Industries described in (b)(2) and (c)(2) above such that the option granted to Thermo Electron was exercisable for 1,250,001 ordinary shares for an aggregate purchase price of $1.3 million and the options granted to each of Discount Investment Corporation, PEC Israel Economic Corporation and Elron Electronic Industries were exercisable for 416,667 ordinary shares for an aggregate purchase price of $750,000 from each entity.

        (j)    In September and October 2000, we issued 15,050,433 Series A preferred shares to certain new and existing shareholders in consideration for an aggregate cash purchase price of $30 million.

        (k)  In October 2000, we issued 142,653 Series A preferred shares to our financial advisor in consideration for the provision to us of services in connection with the private placement of our Series A preferred shares.

        (l)    In August 2001, we issued 33,000 ordinary shares to PuSH J. Sh. Holding Ltd. in consideration for the provision of services to us in connection with our receipt of clearance from the U.S. Food and Drug Administration. We also issued to PuSH-med Ltd. an option exercisable for a ten year period from the date of its grant to purchase 5,093 ordinary shares for an aggregate exercise price of $33,000.

        (m)  In August 2001, we issued options to purchase an aggregate of 10,000 ordinary shares to OrbiMed Advisors LLC, Caduceus Private Investments, L.P., Eaton Vance Worldwide Health Sciences Fund, Finsbury Worldwide Pharmaceutical Trust and OrbiMed Associates LLC in consideration for the services of the director appointed to our board of directors by entities affiliated with OrbiMed Advisors, Inc. The options are exercisable for a ten year period from the date of their grant for an aggregate exercise price of $21,030.

        (n)  On October 10, 2001, we issued 500,000 ordinary shares to PW Juniper Crossover Fund, LLC, in consideration for an aggregate cash purchase price of $6.0 million.

        (o)  On October 10, 2001, we issued an aggregate of 1,665,000 ordinary shares to Thermo Electron Corporation, Discount Investment Corporation and Elron Electronic Industries and Trimaran Investment Trust pursuant to the exercise of the options described in (i) above for a cash exercise price of $5.0 million representing a price of $3.00 per share.

        We believe that the issuance of these securities was exempt from registration under the Securities Act because they were made outside of the United States to certain non-U.S. individuals or entities or in reliance upon the exemption from registration provided under Section 4(2) of the Securities Act and the regulations promulgated thereunder.

        (p)  To date, a total of 2,772,483 options for the purchase of our ordinary shares have been issued to our directors, employees and consultants. Immediately prior to this offering, a total of 2,688,663 employee share options will be outstanding with a weighted average exercise price of $3.86 per share.

        We believe that the issuance of these options was exempt from registration under the Securities Act because they were made pursuant to Regulation S thereunder or pursuant to exemptions from registration provided under Section 4(2) of the Securities Act and/or Rule 701 and the regulations promulgated thereunder.

        No underwriter or underwriting discount or commission was involved in any of the transactions set forth in Item 15.

Item 8. Exhibits and Financial Statement Schedules

  (a)
  Exhibits

        The following is a list of exhibits filed as a part of this registration statement:

Exhibit Number	Description
1.1	Form of Underwriting Agreement.
3.1	Articles of Association of the Registrant, incorporated by reference to Exhibit 3.2 of the Registration Statement on Form F-1 (File No. 333-68142) filed with the Commission on August 22, 2001.
4.1	Specimen share certificate, incorporated by reference to Exhibit 4.1 of the Registration Statement on Form F-1 (File No. 333-68142) filed with the Commission on August 22, 2001.
5.1	Opinion of Zellermayer, Pelossof & Co., Advocates, Israeli counsel to the Registrant, as to the validity of the ordinary shares (including consent).*
8.1	Opinion of Zellermayer, Pelossof & Co., Advocates, Israeli counsel to the Registrant, as to Israeli tax matters relating to the ordinary shares (including consent).*
8.2	Opinion of White & Case LLP, U.S. counsel to the Registrant, as to United States tax matters relating to the ordinary shares (including consent).*
10.1	1998 Employee Stock Option Plan, incorporated by reference to Exhibit 10.1 of the Registration Statement on Form F-1 (File No. 333-68142) filed with the Commission on August 22, 2001.
10.2	2000 Employee Stock Option Plan, incorporated by reference to Exhibit 10.2 of the Registration Statement on Form F-1 (File No. 333-68142) filed with the Commission on August 22, 2001.
10.3
Share Purchase and Option Agreement, dated as of April 15, 1998, by and among Thermo Electron Corporation and the Registrant, incorporated by reference to Exhibit 10.3 of the Registration Statement on Form F-1 (File No. 333-68142) filed with the Commission on August 22, 2001.
10.4
Share Purchase and Option Agreement, dated as of May 4, 1998, by and among Discount Investment Corporation Ltd., PEC Israel Economic Corporation, Elron Electronic Industries Ltd. and the Registrant, incorporated by reference to Exhibit 10.4 of the Registration Statement on Form F-1 (File No. 333-68142) filed with the Commission on August 22, 2001.
10.5
Share Subscription Agreement, dated as of May 30, 1999, by and among Discount Investment Corporation Ltd., PEC Israel Economic Corporation, DIC Finance and Management Ltd. and the Registrant, incorporated by reference to Exhibit 10.5 of the Registration Statement on Form F-1 (File No. 333-68142) filed with the Commission on August 22, 2001.
10.6
Share Purchase Agreement (Shareholders/Outsiders), dated as of February 1, 2000, by and among the Registrant and the parties thereto, incorporated by reference to Exhibit 10.6 of the Registration Statement on Form F-1 (File No. 333-68142) filed with the Commission on August 22, 2001.
10.7
Share Purchase Agreement (Individuals), dated as of February 1, 2000, by and among the Registrant and the parties thereto, incorporated by reference to Exhibit 10.7 of the Registration Statement on Form F-1 (File No. 333-68142) filed with the Commission on August 22, 2001.

10.8
Option Amendment Agreement, dated as of August 9, 2000, by and among Discount Investment Corporation Ltd., PEC Israel Economic Corporation, Elron Electronic Industries Ltd., Thermo Electron Corporation, Trimaran Investment Trust and the Registrant, incorporated by reference to Exhibit 10.8 of the Registration Statement on Form F-1 (File No. 333-68142) filed with the Commission on August 22, 2001.
10.9
Preferred Share Purchase Agreement, dated as of September 15, 2000, by and among the Registrant and the parties thereto, incorporated by reference to Exhibit 10.9 of the Registration Statement on Form F-1 (File No. 333-68142) filed with the Commission on August 22, 2001.
10.10
Investor Rights Agreement, dated as of September 15, 2000, by and among the Registrant and the parties thereto, incorporated by reference to Exhibit 10.10 of the Registration Statement on Form F-1 (File No. 333-68142) filed with the Commission on August 22, 2001.
10.11
Purchase Order and Addendum Thereto, dated as of September 6, 1998, by and between Photobit Corporation and the Registrant, incorporated by reference to Exhibit 10.11 of the Registration Statement on Form F-1 (File No. 333-68142) filed with the Commission on August 22, 2001.†
10.12
Technology Purchase and License Agreement, dated as of January 29, 1998, by and between Rafael Armament Development Authority of the Israeli Ministry of Defense and the Registrant, incorporated by reference to Exhibit 10.12 of the Registration Statement on Form F-1 (File No. 333-68142) filed with the Commission on August 22, 2001.
10.13
Agreement for the Development, Planning and Production of an ASIC Transmitter, dated as of December 13, 1998, by and between ASICOM Technologies Ltd. and the Registrant, incorporated by reference to Exhibit 10.13 of the Registration Statement on Form F-1 (File No. 333-68142) filed with the Commission on August 22, 2001.†
10.14
Ordinary Share Purchase Agreement, dated as of August 21, 2001, by and between Registrant and PW Juniper Crossover Fund, LLC, incorporated by reference to Exhibit 10.14 of the Registration Statement on Form F-1 (File No. 333-68142) filed with the Commission on August 22, 2001.
10.15
Form of Indemnification Agreement between directors and officers of the Registrant and the Registrant, incorporated by reference to Exhibit 10.15 of the Registration Statement on Form F-1 (File No. 333-68142) filed with the Commission on August 22, 2001.
10.16
Lease Agreement, dated as of December 15, 1999, by and between B. A. T. M. Lands Ltd. and the Registrant, incorporated by reference to Exhibit 10.16 of the Registration Statement on Form F-1 (File No. 333-68142) filed with the Commission on August 22, 2001.
10.17
Amendment No. 1 to Investor Rights Agreement, dated as of July 16, 2001, by and among the Registrant and the parties thereto, incorporated by reference to Exhibit 10.17 of the Registration Statement on Form F-1 (File No. 333-68142) filed with the Commission on August 22, 2001.
10.18
Purchase and Sale Contract, dated as of August 25, 2001, by and between Pemstar, Inc. and the Registrant, incorporated by reference to Exhibit 10.18 of the Registration Statement on Form F-1 (File No. 333-68142) filed with the Commission on August 22, 2001.
10.19	Form of Standard Distribution Agreement of the Registrant.*
10.20	Lease Agreement, dated as of November 26, 2001, by and between Ska'ar Yokeam, L.P. and the Registrant.*

21.1	List of subsidiaries of the Registrant, incorporated by reference to Exhibit 21.1 of the Registration Statement on Form F-1 (File No. 333-68142) filed with the Commission on August 22, 2001.
23.1	Consent of KPMG Somekh Chaikin, independent accountants.*
23.2	Consent of Zellermayer, Pelossof & Co., Advocates, Israeli counsel to the Registrant (included in Exhibits 5.1 and 8.1).*
23.3	Consent of White & Case LLP, U.S. counsel to the Registrant (included in Exhibit 8.2).*
24.1	Powers of Attorney (included in signature page to Registration Statement).*

*
Previously filed
†
Portions of this exhibit were omitted and have been filed separately with the Secretary of the SEC on April 12, 2001 pursuant to the Registrant's application requesting confidential treatment under Rule 406 of the Securities Act
(b)
Financial Statement Schedules

        All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the consolidated financial statements and related notes thereto.

Item 9. Undertakings

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes:

  (1)
  To provide the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.
  (2)
  That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
  (3)
  That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this day of February 15, 2002.

GIVEN IMAGING LTD.
By:	/s/ ZVI BEN DAVID Name: Zvi Ben David Title: Chief Financial Officer

POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Name	Title	Date

* Dr. Gavriel Meron	President and Chief Executive Officer (Principal Executive Officer)	February 15, 2002
/s/ ZVI BEN DAVID Zvi Ben David	Chief Financial Officer (Principal Financial and Accounting Officer)	February 15, 2002
* Mark Gilreath	United States Representative	February 15, 2002
* Ami Erel	Chairman of the Board of Directors	February 15, 2002
* Doron Birger	Director	February 15, 2002
* James M. Cornelius	Director	February 15, 2002
* Michael Grobstein	Director	February 15, 2002

* Jonathan Silverstein	Director	February 15, 2002
* Reuven Baron	Director	February 15, 2002
* Gideon Cohen	Director	February 15, 2002
* Dr. Dalia Megiddo	Director	February 15, 2002
*By:	/s/ ZVI BEN DAVID Zvi Ben David Attorney-in-fact	February 15, 2002

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement.
3.1	Articles of Association of the Registrant, incorporated by reference to Exhibit 3.2 of the Registration Statement on Form F-1 (File No. 333-68142) filed with the Commission on August 22, 2001.
4.1	Specimen share certificate, incorporated by reference to Exhibit 4.1 of the Registration Statement on Form F-1 (File No. 333-68142) filed with the Commission on August 22, 2001.
5.1	Opinion of Zellermayer, Pelossof & Co., Advocates, Israeli counsel to the Registrant, as to the validity of the ordinary shares (including consent).*
8.1	Opinion of Zellermayer, Pelossof & Co., Advocates, Israeli counsel to the Registrant, as to Israeli tax matters relating to the ordinary shares (including consent).*
8.2	Opinion of White & Case LLP, U.S. counsel to the Registrant, as to United States tax matters relating to the ordinary shares (including consent).*
10.1	1998 Employee Stock Option Plan, incorporated by reference to Exhibit 10.1 of the Registration Statement on Form F-1 (File No. 333-68142) filed with the Commission on August 22, 2001.
10.2	2000 Employee Stock Option Plan, incorporated by reference to Exhibit 10.2 of the Registration Statement on Form F-1 (File No. 333-68142) filed with the Commission on August 22, 2001.
10.3
Share Purchase and Option Agreement, dated as of April 15, 1998, by and among Thermo Electron Corporation and the Registrant, incorporated by reference to Exhibit 10.3 of the Registration Statement on Form F-1 (File No. 333-68142) filed with the Commission on August 22, 2001.
10.4
Share Purchase and Option Agreement, dated as of May 4, 1998, by and among Discount Investment Corporation Ltd., PEC Israel Economic Corporation, Elron Electronic Industries Ltd. and the Registrant, incorporated by reference to Exhibit 10.4 of the Registration Statement on Form F-1 (File No. 333-68142) filed with the Commission on August 22, 2001.
10.5
Share Subscription Agreement, dated as of May 30, 1999, by and among Discount Investment Corporation Ltd., PEC Israel Economic Corporation, DIC Finance and Management Ltd. and the Registrant, incorporated by reference to Exhibit 10.5 of the Registration Statement on Form F-1 (File No. 333-68142) filed with the Commission on August 22, 2001.
10.6
Share Purchase Agreement (Shareholders/Outsiders), dated as of February 1, 2000, by and among the Registrant and the parties thereto, incorporated by reference to Exhibit 10.6 of the Registration Statement on Form F-1 (File No. 333-68142) filed with the Commission on August 22, 2001.
10.7
Share Purchase Agreement (Individuals), dated as of February 1, 2000, by and among the Registrant and the parties thereto, incorporated by reference to Exhibit 10.7 of the Registration Statement on Form F-1 (File No. 333-68142) filed with the Commission on August 22, 2001.

10.8
Option Amendment Agreement, dated as of August 9, 2000, by and among Discount Investment Corporation Ltd., PEC Israel Economic Corporation, Elron Electronic Industries Ltd., Thermo Electron Corporation, Trimaran Investment Trust and the Registrant, incorporated by reference to Exhibit 10.8 of the Registration Statement on Form F-1 (File No. 333-68142) filed with the Commission on August 22, 2001.
10.9
Preferred Share Purchase Agreement, dated as of September 15, 2000, by and among the Registrant and the parties thereto, incorporated by reference to Exhibit 10.9 of the Registration Statement on Form F-1 (File No. 333-68142) filed with the Commission on August 22, 2001.
10.10
Investor Rights Agreement, dated as of September 15, 2000, by and among the Registrant and the parties thereto, incorporated by reference to Exhibit 10.10 of the Registration Statement on Form F-1 (File No. 333-68142) filed with the Commission on August 22, 2001.
10.11
Purchase Order and Addendum Thereto, dated as of September 6, 1998, by and between Photobit Corporation and the Registrant, incorporated by reference to Exhibit 10.11 of the Registration Statement on Form F-1 (File No. 333-68142) filed with the Commission on August 22, 2001.†
10.12
Technology Purchase and License Agreement, dated as of January 29, 1998, by and between Rafael Armament Development Authority of the Israeli Ministry of Defense and the Registrant, incorporated by reference to Exhibit 10.12 of the Registration Statement on Form F-1 (File No. 333-68142) filed with the Commission on August 22, 2001.
10.13
Agreement for the Development, Planning and Production of an ASIC Transmitter, dated as of December 13, 1998, by and between ASICOM Technologies Ltd. and the Registrant, incorporated by reference to Exhibit 10.13 of the Registration Statement on Form F-1 (File No. 333-68142) filed with the Commission on August 22, 2001.†
10.14
Ordinary Share Purchase Agreement, dated as of August 21, 2001, by and between Registrant and PW Juniper Crossover Fund, LLC, incorporated by reference to Exhibit 10.14 of the Registration Statement on Form F-1 (File No. 333-68142) filed with the Commission on August 22, 2001.
10.15
Form of Indemnification Agreement between directors and officers of the Registrant and the Registrant, incorporated by reference to Exhibit 10.15 of the Registration Statement on Form F-1 (File No. 333-68142) filed with the Commission on August 22, 2001.
10.16
Lease Agreement, dated as of December 15, 1999, by and between B. A. T. M. Lands Ltd. and the Registrant, incorporated by reference to Exhibit 10.16 of the Registration Statement on Form F-1 (File No. 333-68142) filed with the Commission on August 22, 2001.
10.17
Amendment No. 1 to Investor Rights Agreement, dated as of July 16, 2001, by and among the Registrant and the parties thereto, incorporated by reference to Exhibit 10.17 of the Registration Statement on Form F-1 (File No. 333-68142) filed with the Commission on August 22, 2001.
10.18
Purchase and Sale Contract, dated as of August 25, 2001, by and between Pemstar, Inc. and the Registrant, incorporated by reference to Exhibit 10.18 of the Registration Statement on Form F-1 (File No. 333-68142) filed with the Commission on August 22, 2001.
10.19	Form of Standard Distribution Agreement of the Registrant.*
10.20	Lease Agreement, dated as of November 26, 2001, by and between Ska'ar Yokeam L.P. and the Registrant.*

21.1	List of subsidiaries of the Registrant, incorporated by reference to Exhibit 21.1 of the Registration Statement on Form F-1 (File No. 333-68142) filed with the Commission on August 22, 2001.
23.1	Consent of KPMG Somekh Chaikin, independent accountants.*
23.2	Consent of Zellermayer, Pelossof & Co., Advocates, Israeli counsel to the Registrant (included in Exhibits 5.1 and 8.1).*
23.3	Consent of White & Case LLP, U.S. counsel to the Registrant (included in Exhibit 8.2).*
24.1	Powers of Attorney (included in signature page to Registration Statement).*

*
Previously filed

†
Portions of this exhibit were omitted and have been filed separately with the Secretary of the SEC on April 12, 2001 pursuant to the Registrant's application requesting confidential treatment under Rule 406 of the Securities Act

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Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this registration statement.
EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX